United States Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Commission file number 001-16189

Date of Report (Date of earliest event reported): February 10, 2004

NiSource Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

801 East 86th Avenue, Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

NiSource Inc.
Current Report of Form 8-K

Item 9. Regulation FD Disclosure.

NiSource Inc. is furnishing this Report on Form 8-K in connection with the disclosure of information at meetings with analysts beginning on February 10, 2004. This information will also be published on NiSource’s website (www.nisource.com) on February 10, 2004.

NiSource does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in NiSource’s expectations or any changes in events, conditions or circumstances on which any forward-looking statement is based.

Exhibit 99	Information to be disclosed at meetings with analysts beginning on February 10, 2004 and published on the NiSource website on February 10, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2004		Nisource Inc.

	By: Name: Title:	/s/ Gary W. Pottorff Gary W. Pottorff Secretary

Exhibit Number	Exhibit Title

99	Information to be disclosed at meetings with analysts beginning on February 10, 2004 and published on the NiSource website on February 10, 2004